As filed with the Securities and Exchange Commission on April 29, 1999.
                                                              No. 333- _________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WANG LABORATORIES, INC.
               (Exact name of issuer as specified in its charter)

                DELAWARE                                    04-2192707
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

             290 CONCORD ROAD
         BILLERICA, MASSACHUSETTS                             01821
  (Address of Principal Executive Offices)                  (Zip Code)

                                  COMMON STOCK
                            (Full title of the Plan)

                             ALBERT A. NOTINI, ESQ.
                             WANG LABORATORIES, INC.
                                290 CONCORD ROAD
                         BILLERICA, MASSACHUSETTS 01821
                     (Name and address of agent for service)

                                 (978) 625-5000
          (Telephone number, including area code, of agent for service)
      --------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                Proposed
Title of                        maximum
securities     Amount           offering       Proposed maximum    Amount of
to be           to be           price per      aggregate           registration
registered     registered       share          offering price      fee
----------     ----------       ---------      ----------------    ------------
Common       160,000 shares    $19.0625(1)      $3,050,000(1)       $847.90
Stock, $.01
par value
per share

Common        25,000 shares       $0.01                250             0.07
Stock, $.01
par value
per share

--------------------------------------------------------------
(1) All shares are issuable with fixed exercise prices or fixed purchase price. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the aggregate offering price and the fee have been computed upon the basis of the prices at which the shares may be exercised or purchased.
--------------------------------------------------------------

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to the recipient of the common stock of the Registrant, $.01 par value per share (the "Common Stock") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Certain Documents by Reference
               -----------------------------------------------

          Wang Laboratories, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with Commission, are incorporated into this Registration Statement by reference:

          (1) The Registrant's latest transition report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Registrant for the six-month period ended December 31, 1998 for which such statements have been filed.

          (2) All other reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the Common Stock contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.   Description of Securities
               -------------------------

          Not applicable.

     Item 5.   Interests of Named Experts and Counsel
               --------------------------------------

          Counsel for the Registrant, Albert A. Notini, Esq., who has given an opinion on the validity of the securities being registered, is a security holder, officer and an employee of the Registrant.

     Item 6.   Indemnification
               ---------------

     Section 145 of the General Corporate Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to made a party by reason of such position, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Article TENTH of Registrant's Certificate of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law.

     Item 7.   Exemption from Registration Claimed
               -----------------------------------

          Not applicable.

     Item 8.   Exhibits
               --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.   Undertakings
               ------------

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the

     Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts on this 21st day of April, 1999.

                                                  WANG LABORATORIES, INC.


                                                  By:  /s/John P. Cunningham
                                                       -------------------------
                                                       John P. Cunningham
                                                       Executive Vice President
                                                       and Chief Financial
                                                       Officer


                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Wang Laboratories, Inc. hereby severally constitute Albert A. Notini and John A. Burgess, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Wang Laboratories, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


    Signature                   Title                           Date


/s/ Joseph M. Tucci      Chairman of the Board,             April 21, 1999
----------------------   President, Chief Executive
Joseph M. Tucci          Officer and Director
                         (Principal Executive Officer)


/s/ John P. Cunningham   Executive Vice President           April 21, 1999
----------------------   and Chief Financial
John P. Cunningham       Officer
                         (Principal Financial Officer)

     Signature                     Title                         Date


/s/ Paul F. Brauneis          Vice President and            April 21, 1999
-----------------------       Controller(Principal
Paul F. Brauneis              Accounting Officer)


/s/ David A. Boucher          Director                      April 21, 1999
-----------------------
David A. Boucher


/s/ Michael W. Brown          Director                      April 21, 1999
-----------------------
Michael W. Brown


                              Director
-----------------------
Roberto Colaninno


                              Director
-----------------------
Sergio Erede


/s/ Marcia J. Hooper          Director                      April 21, 1999
-----------------------
Marcia J. Hooper


/s/ Joseph J. Kroger          Director                      April 21, 1999
-----------------------
Joseph J. Kroger


/s/ Raymond C. Kurzweil       Director                      April 21, 1999
-----------------------
Raymond C. Kurzweil


/s/ Axel J. Leblois           Director                      April 21, 1999
-----------------------
Axel J. Leblois


/s/ Frederick A. Wang         Director                      April 21, 1999
-----------------------
Frederick A. Wang


/s/ John P. White             Director                      April 21, 1999
-----------------------
John P. White

                                  EXHIBIT INDEX
                                  -------------

4.1*      Certificate of Incorporation of the Registrant, as amended

4.2**     By-Laws of the Registrant, as amended

5.1       Opinion of Wang's General Counsel

23.1      Consent of Wang's General Counsel (included in Exhibit 5.1)

23.2      Consent of Ernst & Young, LLP

24.1      Power of Attorney (included on page 5 of the Registration Statement)

-------------------------------

* The Certificate of Incorporation, as amended through April 17, 1995, is filed as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 33-58117), filed on April 19, 1995, and is incorporated herein by reference. The Certificate of Designation with respect to the Registrant's 4 1/2% Series A Cumulative Convertible Preferred Stock is filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, and is incorporated herein by reference. The Certificate of Elimination with respect to the Registrant's 11% Exchangeable Preferred Stock and The Certificate of Designation with respect to the Registrant's 6 1/2% Series B Cumulative Convertible Preferred Stock are filed as exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and are incorporated herein by reference. A Certificate of Ownership and the Certificate of Designation with respect to the Registrant's Series C Junior Participating Preferred Stock are filed as an exhibit to the Registration Statement on Form S-8 (File No. 333-77319) filed on April 29, 1999, and are incorporated herein by reference.

** Filed as an Exhibit to the Registrant's Registration Statement on Form 8-A (File No. 0-22470), filed on September 27, 1993, as amended by amendments filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1995, each of which are incorporated herein by reference.